KCSA
Public Relations
WORLDWIDE                                                                   NEWS
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Public & Investor Relations, Corporate & Marketing Communications


FOR:              SAFESCIENCE, INC.

CONTACTS:         Rick Pierce
                  617-422-0674
                  rpierce@safescience.com

KCSA              Bonnie Stretch/Paul Holm
CONTACTS          212-896-1206/896-1201
                  pholm@kcsa.com/bstretch@kcsa.com
                  --------------------------------
                  www.kcsa.com


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------



                   SAFESCIENCE, INC. ANNOUNCES APPOINTMENTS OF
                BRADLEY J. CARVER AS NEW CHIEF EXECUTIVE OFFICER,
                      BRIAN HUGHES AS CHAIRMAN OF THE BOARD


Boston, MA - May 31, 2000 - SafeScience, Inc. (NASDAQ: SAFS), a biotechnology-based developer and marketer of chemically safe pharmaceutical, agricultural, and consumer products, today announced the appointment of Bradley
J. Carver, President, as the company's new Chief Executive Officer. Mr. Carver's appointment is effective immediately. He retains his title as President. Board member Brian G. R. Hughes has been named Chairman of the Board.

Mr. Carver, co-Founder of the company, has served as President since 1994. He has overseen the company's diversification from pharmaceutical to agricultural products and the consumer and industrial markets. Under his direction, the Company saw its first revenues in 1999 and made advances in all areas of the business, from research and development to expanded product lines and new sales and distribution channels.

Brian G.R. Hughes has been a director of the Company since December 1998. Mr. Hughes is president of the Association of Alumni and Alumnae of the Massachusetts Institute of Technology (MIT). Since July 1978, Mr. Hughes has held a variety of positions with the MIT Corporation, the board that governs MIT. From February 1989 through April 1995, Mr. Hughes was Vice Chairman and then CEO of American Rocket Company, which worked to develop and commercialize safe, clean, low-cost hybrid rocket propulsion.

The SafeScience management team remains otherwise unchanged. John W. Burns, the Company's Chief Financial Officer, has a broad senior financial executive background in industrial, financial and health care industries. He has served as CFO for South Shore Hospital in South Weymouth, Massachusetts, and has held corporate finance and treasury positions with Eastern Enterprises, Allied-Signal, Citicorp Investment Bank, and International Paper. Kenneth J. Smaha, Chief Operating Officer, has 30 years' experience in strategic, operational, and financial management in the consumer packaged goods and industrial manufacturing industries.

Strengthening its product development and distribution, SafeScience has key relationships in several industries, including Covance Incorporated, a global leader in contract drug development, and Daymon Associates, a leading corporate branding and retail sales company with offices in 16 countries.


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Except for historical  information contained herein, the statements made in this release constitute forward-looking statements that involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including general market conditions, factors relating to risk of product non-approval or product development and market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing and other collaborative
relationships,   the  results  of  financing  efforts,   developments  regarding
intellectual property rights and litigation, and other risks detailed from time to time in SafeScience's reports on file at the Securities and Exchange Commission, including SafeScience's Form 10-K for the fiscal year ended December 31, 1999 and SafeScience's Form 10-Q for the fiscal quarter ended March 31, 2000. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is available on the KCSA Public Relations Worldwide Web site at www.kcsa.com.
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